Exhibit 10.5

                   BORROWER FORBEARANCE FEE PAYMENT AGREEMENT

BORROWER FORBEARANCE FEE PAYMENT AGREEMENT (the "Agreement"), made as of the 22nd day of December, 2000 by and between FORT ORANGE PAPER COMPANY, INC., a New York business corporation, with an address for the receipt of mail at 1900 River Road, Castleton-on-Hudson, New York 12033, formerly known as Fort Orange Acquisition Co., Inc. (the "Borrower") and RELM WIRELESS CORPORATION, a Nevada corporation with an address for the receipt of mail at 7100 Technology Drive, West Melbourne, Florida 32904 (the "Lender").

                                    RECITALS

1. Borrower is indebted to Lender in the amount of $1,600,000.00 as evidenced by that certain promissory note dated as of June 16, 1997 (the "Existing Note").

2. Borrower and Lender have agreed to modify the terms of the Existing Note pursuant to the terms of that certain Loan Modification Agreement dated of even date herewith. In accordance with the Loan Modification Agreement, the Borrower has agreed to reduce the outstanding principal amount of the Existing Note by $700,000.00 and has remitted to Lender all accrued and unpaid interest due under the Existing Note.

3. In consideration for this payment and the terms and provisions of this Agreement, the Lender has agreed to substitute, amend and restate the Existing Note and in exchange therefor accept two substitute promissory notes. One in the face amount of $300,000.00 (the "$300K Note") and one in the face amount of $600,000.00 (the "$600K Note").

4. In further consideration of the Lender's agreement to accept the $300K Note and the $600K Note in exchange for the remaining obligations under the Existing Note and the Lender's willingness to forebear from enforcing its rights under the Existing Note and the Guaranty, the Borrower has agreed to provide the Lender with certain Forbearance Payments in the event the $300K Note and the $600K Note are not paid in full by the dates designated, all as set forth in this Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender do each hereby agree as follows:

                                   DEFINITIONS

The following terms used in this Agreement shall have that meaning ascribed to such term as set forth below:

"Control" with respect to the Borrower or any Successor Entity means John P. Hay, Jr.'s ownership (or in the case of Permitted Family Transfers, control), of more than fifty percent

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(50%) of the voting Equity Interest of that Person on a fully diluted basis calculated assuming the exercise of all options and warrants and assuming the conversion of any Equity Interest convertible into voting Equity Interest which as of the date in question have an exercise price equal to or less than the fair market value of such interest to be acquired.

"Equity Interest" means capital stock, warrants, options, convertible securities or notes, other rights to acquire capital stock, stock appreciation rights, phantom stock rights, profit participation rights (other than reasonable employee bonuses based upon profitability), and other rights and interest in any share of the equity of an entity, of any kind.

"Payment Due Date" means the date upon which a Sale of the Borrower has been completed.

"Permitted Family Transfers" means transfers of Equity Interests by John P. Hay, Jr. to members of his immediate family, or to trusts for the beneficial interest of John P. Hay, Jr. or members of his immediate family, or to entities or partnerships the sole owners and beneficiaries of which are John P. Hay, Jr. and members of his immediate family, provided, however, that in each case John P. Hay, Jr. at all times retains full and unencumbered voting control with respect to such transferred Equity Interests.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision.

"Sale of the Borrower" means (i) the consolidation or merger of the Borrower or any Successor Entity into any Person not under the Control of John P. Hay, Jr. and/or one or more Permitted Family Transferees, (ii) the voluntary sale or transfer of all or substantially all of the assets of Borrower or any Successor Entity in one or more related transactions to, any Person, other than John P. Hay, Jr. and/or one or more Permitted Family Transferees or (iii) any voluntary change in Control of the Borrower or any Successor Entity.

"Successor Entity" means John P. Hay, Jr. and/or any Person under the control of John P. Hay, Jr. and/or one or more Permitted Family Transferees which have (i) consolidated with or into which the Borrower has been merged and (ii) purchased all or substantially all of the assets of Borrower in one or more related transactions.

All capitalized terms used herein and not otherwise defined herein shall have the meaning given said terms in the Loan Modification Agreement, and/or the documents referenced therein.

I. PAYMENT OBLIGATION. If the $300K Note and the $600K Note are not paid in full:

         (i) On or before December 31, 2002 but are paid in full in 2003, then on the Payment Due Date, the Borrower shall remit to the Lender a Forbearance Fee in the sum of One Hundred Fifty Thousand Dollars ($150,000.00);

         (ii) On or before December 31, 2003 but are paid in full in 2004, then on the Payment Due Date, the Borrower shall remit to the Lender a Forbearance Fee in the sum of Three Hundred Thousand Dollars ($300,000.00); or


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

         (iii) On or before December 31, 2004, then on the Payment Due Date, the Borrower shall remit to the Lender a Forbearance Fee in the sum of Four Hundred Fifty Thousand Dollars ($450,000.00).

II. SUCCESSORS. In connection with any Sale of the Borrower to a Successor Entity, the Successor Entity shall execute and deliver to the Lender, in such form as the Lender may reasonably request, an acknowledgment by the Successor Entity of its assumption of the obligations of the Borrower hereunder.

III. GENERAL TERMS AND PROVISIONS. (i) Borrower and/or any Successor Entity shall make all payments to Lender at the address of Lender as set forth on the first page of this Agreement or to such other place or places as Lender, from time to time, shall designate in writing to Borrower and/or any Successor Entity. (ii) the Borrower's obligations under this Agreement may be paid at any time. (iii) Interest shall not accrue on nor shall the Borrower be obligated to make any payment of interest with respect to any payment under section I, hereof. (iv) The Lender's right to receive payments hereunder shall be subject to the terms and conditions of that certain Standby Creditor's Agreement dated as of December 22, 2000 by and among New York Business Development Corporation ("NYBDC"), the Borrower, Lender and others (the "Standby Agreement"). The NYBDC shall be a third party beneficiary of this limitation as if it were a party hereto. (v) Nothing contained in this Agreement shall or shall be deemed to modify the terms and provisions of the $300K Note and/or the $600K Note. (vi) Subject to the terms and provisions of the Standby Agreement, the Borrower shall pay all Forbearance Fees due on the Payment Due Date hereunder prior to the payment of any sums due and owing on that date under the $300K Note and the $600K Note. (vi) Borrower shall reimburse Lender for the fees and expenses of its counsel in connection with the preparation, review, execution and delivery of this Agreement, the Loan Modification Agreement and the agreements and transactions contemplated by or executed and delivered in connection with the Loan Modification Agreement.

IV. MISCELLANEOUS PROVISIONS. (i) This Agreement and all questions relating to its validity, interpretation or performance and enforcement (other than matters concerning choice of law) shall be governed by and construed in accordance with the laws of the State of New York. (ii) This Agreement shall be binding upon Borrower and any Successor Entity and shall inure to the benefit of Lender, and its successors and assigns. (iii) This Agreement may not be modified or amended other than by an agreement in writing signed by Borrower and Lender. (iv) The right of the Lender to the Forbearance Fees due under section 1, hereof, is non negotiable. The Lender may not assign its rights to receive such payments to any third party. (v) The parties shall execute and deliver to each other any documents reasonably requested to carry out the purposes of this Agreement. (vi) The provisions of this Agreement shall inure and be binding upon the parties hereto and their respective successors and permitted assigns. (vii) This Agreement and all other agreements executed in consummation of the transactions contemplated hereby, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

IN WITNESS WHEREOF, the parties hereto have executed this Borrower Forbearance Fee Payment Agreement as of the date and year written above.

"BORROWER"

THE FORT ORANGE PAPER COMPANY, INC.


By:   /s/ JOHN P. HAY, JR., PRESIDENT
      ---------------------------------------
      John P. Hay, Jr., President

"Lender"


RELM WIRELESS CORPORATION


By:   /s/ DONALD GOEBERT
      ---------------------------------------
Its:  Chairman


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